UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNIVAR SOLUTIONS INC.
(Name of Registrant as Specified In Its Charter)

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Univar Solutions Inc.

3075 Highland Parkway, Suite 200

Downers Grove, Illinois 60515

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020

The following Notice of Change of Location (this “Notice”) supplements and relates to the Notice and Proxy Statement (the “Proxy Statement”) of Univar Solutions Inc. (the “Company”), dated March 25, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 6, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2020

To the Stockholders of Univar Solutions Inc.:

Due to the emerging public health impact of the coronavirus (COVID-19) pandemic and federal, state and local restrictions on gatherings and movement, and to support the health and well-being of our stockholders, employees and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Univar Solutions Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020 at 8:30 a.m. Central Daylight Time. In light of public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person.

As described in the proxy materials for the Annual Meeting previously distributed, you (or you duly appointed proxy) are entitled to vote at the Annual Meeting if you were a stockholder as of the close of business on March 10, 2020, the record date for the Annual Meeting (the “Record Date”). To participate in the Annual Meeting, you must register in advance, using the control number found on your proxy card, voting instruction form or notice you previously received (“control number”), at www.proxydocs.com/UNVR prior to the deadline of Tuesday, May 5, 2020, at 5:00 p.m. Eastern Daylight Time. Upon completing your registration, you will receive further instructions by email, including unique links that will allow you to access the Annual Meeting, vote online and view the list of registered stockholders as of the Record Date (the “Stockholder List”) during the Annual Meeting, as well as to submit questions in advance of the Annual Meeting. During the 10 days prior to the Annual Meeting, we will make the Stockholder List available, through electronic means, for viewing by stockholders for any purpose germane to the Annual Meeting. To request access to the Stockholder List during this period, please send a request (including your control number) by email to ir@univarsolutions.com.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Noelle J. Perkins,

Senior Vice President, General Counsel, Secretary and Chief Risk Officer

April 6, 2020

The Company’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxydocs.com/UNVR and on our Investor Relations website at www.univarsolutions.com/investors.